Exhibit 99.1


This press release contains forward-looking statements about Multimedia ("the Company") that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Examples of such forward-looking statements include : (a) the entire section under the heading "Financial Guidance," (b) Mr. Lind's statements regarding (i) expectations that Multimedia is entering a period of sequential improvements in financial results;
(ii) the potential performance of a new platform and new games in the Alabama charity and Oklahoma markets; and (iii) Mr. Lind's extended comments about expected results in the charitable gaming, bingo, promotional sweepstakes and lottery markets, including potential results in international markets.

Future events involve risks and uncertainties that may cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: (i) the risk that operating results projected in Multimedia's guidance, and as a result, Multimedia's financial condition, may be adversely affected by regulatory developments (such as regulatory action related to our development agreements with our tribal customers), ongoing competitive pressures, the failure of new customers to place Multimedia's games and terminals into operation, removal of Multimedia's terminals and systems from facilities of existing customers, or the failure of one or more of our projected new revenue sources or significant development opportunities to generate anticipated revenues, each to an extent or with effects greater than anticipated in making projections; (ii) the risk that the charity, sweepstakes or lottery markets do not grow as anticipated, or that Multimedia's business may not develop as anticipated therein; (iii) the risks resulting from the difficulty of continually evolving in existing markets, and successfully and cost-effectively entering new markets, particularly international markets in which Multimedia has not previously operated; (iv) the risk associated with the difficulty of continually developing and introducing to new and existing markets new and enhanced game content and systems that will be widely accepted both by customers and end users; (v) the risk of continuing legal and state and regulatory activities and future enforcement actions related thereto; (vi) the risks that Multimedia continues to sustain a decline in units placed in operation in Oklahoma or a continued decline in the hold per day of such units; (vii) the risks of continued competitive pressure on Multimedia's business model and pricing, and on its ability to introduce and maintain games in existing and new markets; (viii) the risks associated with the difficulty of installing and maintaining an increasing number of terminals and systems at an existing or new facility; and (ix) the risks associated with growth generally and the resultant pressures organizationally. Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission. Multimedia undertakes no obligation to update information in this filing except as required by law.


Multimedia Games Reports First Quarter Diluted EPS of $0.05, Inclusive
 of $0.02 Per Diluted Share Impact for Stock-Based Compensation Expense;
      Recent Entry into Several New Markets to Further Diversify
                   Revenue Base in Upcoming Periods

    AUSTIN, Texas--(BUSINESS WIRE)--Feb. 7, 2006--Multimedia Games, Inc. (NASDAQ:MGAM) today reported operating results for its fiscal first quarter, ended December 31, 2005, as summarized in the table below:

                         Summary of Q1 Results
       (In millions, except per-share and player terminal data)

                                           For the Three Months Ended
                                                  December 31,
                                                2005         2004
                                            -----------  ------------
Revenue                                         $34.0        $39.2
EBITDA(1)(2)                                    $18.5        $21.8
Net income(2)                                    $1.5         $5.0
Diluted EPS(2)                                  $0.05        $0.17
Average installed player terminals(3):
   Class II
   (Legacy and Reel Time Bingo(R) games)        9,719       10,859
   Oklahoma compact games                       1,105           --
   Other gaming units
   (Charity and C-TILG(4) games)                2,572        4,232
----------------------------------------

    (1) EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. In the period ending September 30, 2005, accretion of contract rights was added to the calculation of EBITDA. Prior periods have been adjusted to reflect this change. A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles ("GAAP") financial measure, can be found attached to this release.
    (2) For the three months ended December 31, 2005, EBITDA, Net income and Diluted EPS as reported above include an after-tax impact of approximately $533,000, or $0.02 per share, respectively, related to the Company's adoption of Statement of Financial Accounting Standards, or SFAS, No. 123(R), "Share-Based Payment," beginning October 1, 2005.
    (3) The average installed base of Class II and Other gaming units as of September 30, 2005 reflects the January 2005 conversion of more than 2,000 C-TILG units to Reel Time Bingo Class II units.
    (4) California Tribal Instant Lottery Game.

    Clifton Lind, Multimedia Games' ("Multimedia's") President and Chief Executive Officer, commented, "The fiscal 2006 first quarter was an active and productive period for Multimedia, as we continued to develop innovative new products for roll-out in both our current and new markets. Fiscal 2006 first quarter operating results reflect slightly lower-than-anticipated revenue levels, resulting from lower-than-previously-anticipated hold per day for the month of December in our primary market. In addition, player terminal placements for the December 2005 quarter declined approximately 1% from reported levels at the end of fiscal 2005, and we experienced a decline in the network average hold per day, due primarily to prevailing market conditions in Oklahoma. This decline was partially offset by a 14% quarterly sequential increase in charity market revenue. As a result, our Q1 FY '06 diluted EPS results reflect the lower-than-expected revenue.
    "Multimedia continues to execute on its long-term strategy of bringing to market new systems and games that will further diversify our revenue sources in upcoming periods. With the Company's recent progress in entering new markets in Alabama, Iowa and Minnesota, and with innovative new product offerings for existing markets, Multimedia is at the inflection point where we will begin to generate quarterly sequential improvements in financial results.
    "For both our Alabama charity and Oklahoma operations, we are currently in the process of releasing a new platform and new content that updates our offerings. We believe this new platform and content will perform better against current and expected competitive offerings in these markets, and can drive improvements in the average hold per day and player terminal placements throughout fiscal 2006. In addition, our near-term ability to interface with other suppliers' casino management systems in both markets is also expected to stimulate ongoing improvements for these operations.
    "During the fiscal 2006 first quarter, we achieved notable progress in setting the stage for continued revenue diversification, and over the next several quarters, we expect additional advances on this front in the charitable gaming, bingo, promotional sweepstakes and lottery markets. Last week, we received a favorable outcome in a legal proceeding related to our first video sweepstakes system, which promotes pari-mutuel wagering and a new Internet access center ("cybercenter"), and we are working with the facility operator toward a reactivation of the system later this month. Based on the proprietary nature of this system, its ability to promote and generate higher revenues for a facility's current operations, the education and entertainment value derived by customers, and the expectations that the recent legal ruling will prevail, we believe that this system can be deployed in a number of other jurisdictions.
    "Earlier this year, our updated lottery system was approved by the Iowa Lottery Authority. We recently began to install units throughout the state and the initial performance of our offerings is very encouraging. While state legislators are expected to review the total market placements of this new lottery offering, we continue to believe that, based on our current order backlog, this new product will be a meaningful contributor to our operating results in the near term, and when combined with a rebalancing of other suppliers' market placements we will achieve a meaningful market share of installed units in this market.
    "In addition, Minnesota regulators recently approved Multimedia's linked bingo system, and we plan to introduce this new product on a revenue share basis early in the second half of FY '06 in charity bingo facilities. Multimedia also continues to pursue opportunities to deploy its technology in exciting new international markets, the first of which, pending final negotiations, we hope to initially enter late this quarter or early in our fiscal 2006 third quarter.
    "Near the end of this fiscal year or early in fiscal 2007, we expect the initial earnings benefit from Multimedia's operation of the central system for the New York Lottery, based on announced expansions and the expected opening of three new facilities. In total, estimates are that these expansions and openings will bring more than 7,000 additional video lottery devices online. Multimedia also expects the opening in early calendar 2007 of a second large New York City facility; once operational, its approximately 5,000 video lottery devices will further benefit our operating results.
    Mr. Lind concluded, "With these new market opportunities, as well as others that we expect to come online later in fiscal 2006, we are confident that over the next several quarters, we can place a substantial number of the units currently in storage into operation. Accordingly, these new market opportunities along with expected improvements to the average hold per day in current markets support our optimism about our potential to improve the Company's financial performance, following a period of investment in new market development and technologies. This belief combined with our expectation for a meaningful decline in capital expenditure commitments towards the end of fiscal 2006 will lead to an increase in available cash flow that can be applied to reducing outstanding borrowings, to additional share repurchases, and to investments in additional new growth opportunities."

    Fiscal 2006 First Quarter Review:

    Multimedia generated revenue in Q1 2006 of $34.0 million, compared to Q1 2005 revenue of $39.2 million, resulting, as anticipated, from a decline in Class II and C-TILG revenues, and partially offset by an increase in charity and Oklahoma Compact Games revenues. The decline in Class II and C-TILG revenues in Q1 2006 is due to the lower number of related units in the field compared to the prior-year period. The lower revenue in Q1 2006 led to a decline in net income to $1.5 million from $5.0 million for Q1 2005, and a decline in EBITDA to $18.5 million, from $21.8 million for Q1 2005. Q1 2006 EBITDA, net income and diluted EPS were also impacted by a charge of approximately $680,000 pretax, or $0.02 per diluted share, as a result of the Company's adoption of SFAS No. 123(R), "Share-Based Payment," on October 1, 2005.
    Multimedia's total installed base of player terminals declined 18.9%, or 3,056 units, to 13,123 units at December 31, 2005, compared with 16,179 units at December 31, 2004, which included 3,380 California Tribal Instant Lottery Game ("C-TILG") units. On a quarterly sequential basis and consistent with the Company's expectations, Multimedia's total installed base of player terminals declined by 168 units, or approximately 1%, from the 13,291 units reported as of September 30, 2005. The table below sets forth Multimedia's end-of-period installed player terminal base by product line or market for each of the five most recent fiscal quarters. "Total Other Gaming Units" includes unit placements in the charity bingo and C-TILG markets.

                                      Total      Oklahoma  Total Other
  Quarter       Reel Time             Class II   Compact     Gaming
   Ended         Bingo       Legacy   Units      Games(1)    Units(2)
------------- ------------- --------- --------- ---------- -----------
 12/31/2005        8,915        390     9,305       1,229       2,589
  9/30/2005        9,189        461     9,650       1,076       2,565
  6/30/2005        9,157        558     9,715         938       2,628
  3/31/2005       10,704        609    11,313          68       2,437
 12/31/2004        9,857        705    10,562          --       5,617

    (1) "Oklahoma Compact Games" represents installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma.
    (2) The reduction in "Total Other Gaming Units" beginning in the March 2005 quarter reflects the January 2005 conversion of C-TILG units to Reel Time Bingo units.

    Selling, general and administrative expense decreased 1%, to $16.0 million, for the three months ended December 31, 2005, from $16.1 million for the three months ended September 30, 2005. Selling, general and administrative expense for Q1 FY '06 included share-based compensation of approximately $680,000, offset in part by lower legal and professional and inventory expenses.
    Prior to October 1, 2005, the Company elected to follow the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," to account for its stock option plans, as allowed by SFAS No. 123, "Accounting for Stock Based Compensation." Under APB No. 25, the Company did not recognize compensation expense for grants of stock options to common-law employees and directors with an exercise price equal to or greater than the market price of the stock on the date of grant.
    On October 1, 2005, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment." SFAS No. 123(R) is a revision of SFAS No. 123, "Accounting for Stock Based Compensation," and supersedes APB
25. Among other items, SFAS No. 123(R) eliminated the use of APB 25 and the intrinsic value method of accounting, and requires the Company to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company currently utilizes the Black-Scholes-Merton option-pricing model to measure the fair value of stock options granted to employees consistent with that used for pro forma disclosures under SFAS No. 123.
    SFAS No. 123(R) permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. The Company applied the "modified prospective" method, under which compensation cost is recognized in the financial statements beginning with the adoption date for all share-based payments granted after that date, and for all unvested awards granted prior to the adoption date of SFAS No. 123(R).

    The following table presents a comparison of the actual reported net income, net income per share and compensation cost of stock options granted to employees for the three months ended December 31, 2005, with the pro forma amounts that would have been reported if compensation expense had been determined using the fair value method required by SFAS No. 123 for the three months ended December 31, 2004:

                                 For the Three Months Ended
                                         December 31,
                                     2005          2004
                                 -------------- -------------
                                  (in thousands, except per
Net Income:                             share amounts)
As reported                             $1,529        $5,023
    Reported stock-based
     compensation, net of tax              533            --
    Pro forma stock-based
     compensation, net of tax               --          (858)
                                 -------------- -------------
Pro forma                               $2,062        $4,165
                                 ============== =============

Basic earnings per common share:
  As reported                            $0.06         $0.18
                                 ============== =============
  Pro forma                              $0.08         $0.15
                                 ============== =============
Diluted earnings per common share
   As reported                           $0.05         $0.17
                                 ============== =============
   Pro forma                             $0.07         $0.14
                                 ============== =============

    Research and development expense in the December 31, 2005 quarter increased by $0.7 million, or 15.0%, to $4.8 million, from $4.1 million for the December 31, 2004 quarter.
    During the quarter ended December 31, 2005, Multimedia capitalized $1.3 million in costs related to the internal development of its gaming products and systems, compared to $966,000 during the quarter ended September 30, 2005. A reconciliation of the capitalized software follows (in thousands):

                                            Net Book Value
                                           ----------------
Capitalized software - September 30, 2005           $6,719
Additions:
   Content                                             654
   MegaSweeps(TM)                                      168
   Other projects                                      439
Amortization                                        (1,014)
                                           ----------------
Capitalized software - December 31, 2005            $6,966
                                           ================

For the quarter ended December 31, 2005, cash and financed capital expenditures consisted of (in thousands):

                                  Cash        Financed
                                  Capital     Capital
                                  Expenses    Expenses      Total
                               ------------- --------- -------------
Player terminal and gaming
 equipment                         $7,680        $--          $7,680
Licenses                            1,223         --           1,223
Gaming facilities and portable
 buildings                             47         --              47
Other                                   2         --               2
                               ------------- --------- --------------
    Total                          $8,952        $--          $8,952

    Financial Guidance

    For its fiscal 2006 second quarter, ending March 31, 2006, Multimedia is establishing diluted earnings per share guidance of $0.06 - $0.07, inclusive of an impact of $0.02 per diluted share for share-based payments pursuant to the Company's adoption of SFAS No. 123(R) beginning October 1, 2005.
    The fiscal 2006 second quarter diluted earnings per share guidance assumes a quarterly sequential increase in total revenue related to: higher gaming revenue resulting from an expected increase in the network average hold per day; initial contributions from the promotional sweepstakes system in Alabama; and, Iowa placements.
In addition, selling, general and administrative expenses are expected to increase on a quarterly sequential basis based primarily on higher levels of legal and professional expenses.

    Conference Call

    Multimedia Games, Inc. is hosting a conference call and webcast today, February 7, 2006, at 10:00 a.m. EST (9:00 a.m. CST). Both the call and webcast are open to the general public. The conference call number is 719-457-2638 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.
    Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.
    A digital replay of the teleconference will also be available beginning at 2:00 p.m. EST the day of the call, continuing through midnight EST on Monday, February 13, 2006. To access this rebroadcast, dial 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), and then the pass code 4025811.

    About the Company

    Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as the racino, charity bingo, video lottery, and sweepstakes and amusement with prize markets. The Company's ongoing development and marketing efforts focus on Class II and Class III gaming systems and products for use by Native American tribes throughout the United States, video lottery systems and other products for domestic and international lotteries, and products for charity bingo and emerging markets, including sweepstakes, promotional, and amusement with prize opportunities. Additional information may be found at www.multimediagames.com.

    Forward-Looking Statements

    This press release contains forward-looking statements about Multimedia ("the Company") that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Examples of such forward-looking statements include : (a) the entire section under the heading "Financial Guidance," (b) Mr. Lind's statements regarding (i) expectations that Multimedia is entering a period of sequential improvements in financial results; (ii) the potential performance of a new platform and new games in the Alabama charity and Oklahoma markets; and (iii) Mr. Lind's extended comments about expected results in the charitable gaming, bingo, promotional sweepstakes and lottery markets, including potential results in international markets.

    Future events involve risks and uncertainties that may cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: (i) the risk that operating results projected in Multimedia's guidance, and as a result, Multimedia's financial condition, may be adversely affected by regulatory developments (such as regulatory action related to our development agreements with our tribal customers), ongoing competitive pressures, the failure of new customers to place Multimedia's games and terminals into operation, removal of Multimedia's terminals and systems from facilities of existing customers, or the failure of one or more of our projected new revenue sources or significant development opportunities to generate anticipated revenues, each to an extent or with effects greater than anticipated in making projections;
(ii) the risk that the charity, sweepstakes or lottery markets do not grow as anticipated, or that Multimedia's business may not develop as anticipated therein; (iii) the risks resulting from the difficulty of continually evolving in existing markets, and successfully and cost-effectively entering new markets, particularly international markets in which Multimedia has not previously operated; (iv) the risk associated with the difficulty of continually developing and introducing to new and existing markets new and enhanced game content and systems that will be widely accepted both by customers and end users; (v) the risk of continuing legal and state and regulatory activities and future enforcement actions related thereto; (vi) the risks that Multimedia continues to sustain a decline in units placed in operation in Oklahoma or a continued decline in the hold-per-day of such units; (vii) the risks of continued competitive pressure on Multimedia's business model and pricing, and on its ability to introduce and maintain games in existing and new markets; (viii) the risks associated with the difficulty of installing and maintaining an increasing number of terminals and systems at an existing or new facility; and (ix) the risks associated with growth generally and the resultant pressures organizationally. Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission. Multimedia undertakes no obligation to update information in this filing except as required by law.


                        MULTIMEDIA GAMES, INC.
                     CONSOLIDATED BALANCE SHEETS
            As of December 31, 2005 and September 30, 2005
          (In thousands, except shares and per-share amounts)
                             (Unaudited)
                                            December 31, September 30,
                                                 2005        2005
                                            -------------- -----------

                                    ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                         $5,664        $118
 Accounts receivable, net of allowance for
  doubtful accounts of $270 and $229,
  respectively                                     12,709      18,807
 Inventory                                            334         414
 Contract costs in excess of billings               1,182         789
 Prepaid expenses and other                         3,064       3,177
 Notes receivable, net                              9,362       9,362
 Deferred income taxes                              2,005       2,075
                                              ------------ -----------
       Total current assets                        34,320      34,742
Restricted cash and long-term investments           1,033       1,068
Leased gaming equipment, net                       30,918      37,391
Property and equipment, net                        96,676      93,894
Notes receivable - noncurrent                      31,076      31,964
Intangible assets, net                             56,336      53,674
Other assets                                        1,717       1,959
                                              ------------ -----------
       Total assets                              $252,076    $254,692
                                              ============ ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current portion of revolving lines of credit      $9,275         $--
 Current portion of long-term debt and capital
  leases                                           11,655      13,401
 Accounts payable and accrued expenses             29,337      35,349
 Federal and state income tax payable               3,368       3,312
 Deferred revenue                                   2,081       2,081
                                              ------------ -----------
       Total current liabilities                   55,716      54,143
Revolving lines of credit                          27,452      27,770
Long-term debt and capital leases, less
 current portion                                    4,491       6,498
Other long-term liabilities                         2,826       3,049
Deferred revenue - noncurrent                         846       1,057
Deferred income taxes                                 457       3,258
                                              ------------ -----------
       Total liabilities                           91,788      95,775
                                              ------------ -----------
Commitments and contingencies
Stockholders' equity:
 Preferred stock:
Series A, $0.01 par value, 1,800,000 shares
      authorized, no shares issued and
 outstanding;
     no shares issued and outstanding;                 --          --
   Series B, $0.01 par value, 200,000 shares
    authorized,
     no shares issued and outstanding                  --          --
 Common stock, $0.01 par value, 75,000,000
  shares authorized, 30,852,499 and 30,802,524
  shares issued, and 26,979,414 and 27,050,285
  shares outstanding, respectively                    309         308
  Additional paid-in capital                       68,132      67,184
 Treasury stock, 3,873,085 and 3,752,239
  shares at cost                                  (24,392)    (23,285)
  Retained earnings                               116,239     114,710
                                              ------------ -----------
       Total stockholders' equity                 160,288     158,917
                                              ------------ -----------
    Total liabilities and stockholders' equity   $252,076    $254,692
                                              ============ ===========


                        MULTIMEDIA GAMES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
        For the Three Months Ended December 31, 2005 and 2004
         (In thousands, except shares and per-share amounts)
                             (Unaudited)
                                                     2005     2004(2)
                                                ----------- ----------
REVENUES:
   Gaming revenue:
   Class II                                        $24,404    $27,669
   Charity                                           4,668      4,600
   All other(1)                                      3,633      5,300
  Gaming equipment system sale and lease revenue       625        994
 Other                                                 708        603
                                                ----------- ----------
       Total revenue                                34,038     39,166

OPERATING COSTS AND EXPENSES:
  Cost of gaming equipment and system sold
  and royalty fees paid                                597        841
  Selling, general and administrative expenses      15,958     16,825
  Amortization and depreciation                     14,343     13,281
                                                ----------- ----------
       Total operating costs and expenses           30,898     30,947
                                                ----------- ----------
       Operating income                              3,140      8,219

OTHER INCOME (EXPENSE):
Interest income                                        481        432
Interest expense                                      (966)      (554)
                                                ----------- ----------
Income before income taxes                           2,655      8,097
Income tax expense                                   1,126      3,074
                                                ----------- ----------
       Net income                                   $1,529     $5,023
                                                ----------- ----------
Basic earnings per share                             $0.06      $0.18
                                                =========== ==========
Diluted earnings per share                           $0.05      $0.17
                                                =========== ==========
Shares used in earnings per share calculation:
       Basic                                    27,014,114 27,954,564
                                                ========== ===========
       Diluted                                  28,854,003 30,261,893
                                                ========== ===========

    (1) Gaming revenue - All other includes recurring revenue from games operated under the Oklahoma Compact, Class III Washington State, lottery and C-TILG markets.
    (2) Certain amounts have been reclassified to conform to the current-year presentation.

    Reconciliation of U.S. GAAP Net income to EBITDA:

    EBITDA is defined as earnings before earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia's past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by virtually all companies in the gaming equipment sector as a measure of performance. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia's operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:

     Reconciliation of U.S. GAAP Net income to EBITDA:

                                 For the Three Months Ended
                                         December 31,
                                       2005          2004
                                -------------   ------------
                                       (in thousands)

Net income                             $1,529        $5,023
Add back:
Amortization and depreciation          14,343        13,281
Accretion of contract rights(1)           982           326
Interest expense, net                     485           122
Income tax expense                      1,126         3,074
                                -------------   ------------
EBITDA                                $18,465       $21,826
                                =============   ============

    (1) Accretion of contract rights relates to the amortization of intangible assets for the development projects. These amounts are recorded net of revenues in the Consolidated Statements of Income.

    CONTACT: Multimedia Games, Inc.
             Clifton Lind or Craig Nouis, 512-334-7500
                           or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Richard Land
             212-835-8500 or mgam@jcir.com